EXHIBIT 10.3

                               AMENDMENT NO. 1 TO
            AGREEMENT TO EXTEND AND AMEND LOAN AND SECURITY AGREEMENT

This Amendment No. 1 (the "Amendment") is entered into this 7th day of April 2004 by and between the Estate of William S. Sadler, 1370 West Ryan Avenue, Roseville, MN 55113 (the "Estate") and Dotronix, Inc., a Minnesota corporation, with its principal place of business located at 160 First Street S.E., St. Paul Minnesota 55112-7894 ("Dotronix"), to amend that Agreement to Extend and Amend Loan and Security Agreement dated November 5, 2003 (the "Agreement") between the Estate and Dotronix.

WHEREAS, the Agreement provided for the transfer of certain real property of Dotronix to the Estate; and

WHEREAS, in the meantime the parties have agreed that such real property shall be sold to a third party instead of being transferred to the Estate and that the proceeds from such sale shall be paid to the Estate;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the parties hereto agree as follows:

1. Section 1 of the Agreement is deleted and replaced with the following language:

     "Dotronix shall sell to a third party the real estate in Eau Claire, Wisconsin, that is more fully described in Exhibit A hereto and shall pay $465,000.00 from such sale, less $17,132.68 for fees and expenses payable upon the closing of the sale (the "Sales Proceeds") to the Estate. Such payment shall be made upon the closing of the sale of the real estate. Upon payment of the Sales Proceeds to the Estate, the principal amount due and owing under the Loan and Security Agreement dated February 23, 2000 (the "Loan Agreement"), as amended, originally entered into by and between William S. Sadler and Dotronix, shall be reduced from $1,000,000 to $150,000."

2.   Section 4 of the Agreement is deleted.

3. In Section 5 of the Agreement, the phrase "and upon transfer of title and ownership of the Eau Claire, Wisconsin property" is deleted.

4.   Section 6 and Section 7(d) of the Agreement are deleted.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

The Estate of William S. Sadler
By its Personal Representatives

/s/ Dorothy E. Sadler
Dorothy E. Sadler

/S/ JILL D. SADLER
Jill D. Sadler

/s/ Kurt T. Sadler
Kurt T. Sadler


DOTRONIX, INC.

By:  /s/ Robert V. Kling
         Robert V. Kling
         Its Chief Financial Officer





























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